Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk. (the “Company”) on Form 20-F for the year ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ririek Adriansyah, President Director, (Chief Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Jakarta, June 15, 2020

By:	/s/ Ririek Adriansyah
Ririek Adriansyah
President Director / Chief Executive Officer

A signed original of this written statement required by section 906 has been provided to the company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.